UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2006 (February 1, 2006)

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

2401 Fountainview, Suite 920, Houston, Texas (Address of principal executive offices)	77057 (Zip Code)

(713) 780-9926

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

In a series of meetings beginning on November 30, 2005 and ending on February 1, 2006, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company reviewed and considered the Company's compensation governance and philosophy for all employees, together with the assistance of outside compensation consultants. Specifically, the Committee reviewed all components of the Company's Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers' compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, and under several potential severance and change-in-control scenarios. Tally sheets setting forth all the above components for such officers were prepared for and reviewed by the Committee affixing dollar amounts under various payout scenarios.

On February 1, 2006, the Board, upon the recommendations of the Committee, considered and approved the following with respect to the compensation of the Company's executive officers:

Trico Incentive Bonus Plan. The Board approved the Trico Incentive Bonus Plan (the "Plan") for the Company's designated employees and management team, including the Company's executive officers. The Plan is intended to advance the best interests of the Company and its subsidiaries by providing key employees with additional incentives through the grant of cash awards based on the performance of the Company and the individual employee. Under the Plan, each eligible participant has a specific target bonus level, expressed as a percentage of base salary. Depending on the achievement of specified levels of Company performance goals (comprised of specified financial and safety measures) and individual performance goals, each eligible participant may earn a multiple of the target bonus. The Board's approval of the Plan does not create a guarantee of an incentive award to any employee, and the Committee retains discretion to discontinue or amend the Plan at any time.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Executive Officer Compensation. The Board, upon recommendation from the Committee, considered and approved the following cash awards to the Company's executive officers in recognition of the Company's financial performance in 2005:

Name and Principal Position	2005 Bonus Award
Trevor Turbidy, President and Chief Executive Officer	$462,500
Geoff Jones, VP & Chief Financial Officer	$171,042
D. Michael Wallace, VP -- International & Head of Global Marketing	$179,583
Rishi Varma, General Counsel, Secretary & Director of Corporate Governance	$126,667
Kenneth Bourgeois, Vice President	$94,500

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10.1	Trico Annual Incentive Plan (1)

  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By: /s/ Rishi Varma
Rishi Varma General Counsel, Secretary and Director of Corporate Governance

Dated: February 7, 2006